Exhibit 99.1

Five Point Announces

Proposed Offering of $450.0 Million of Senior Notes by Five Point Operating Company, LP

September 15, 2025

IRVINE, Calif.—(BUSINESS WIRE)—Five Point Holdings, LLC (“Five Point”) (NYSE: FPH) today announced that Five Point Operating Company, LP, through which Five Point owns all of its assets and conducts all of its operations (the “issuer”), and Five Point Capital Corp., a wholly owned subsidiary of the issuer (the “co-issuer”), plan to offer, subject to market and other conditions, $450.0 million aggregate principal amount of senior notes due 2030. The notes will be guaranteed, jointly and severally, by each of the issuer’s existing and future direct and indirect domestic subsidiaries (other than the co-issuer) that guarantees its obligations under the issuer’s senior unsecured revolving credit facility or any other syndicated loan facility or capital markets indebtedness, subject to certain exceptions. The notes will not be guaranteed by Five Point.

The issuer intends to use proceeds of the proposed offering, together with cash on hand, to (i) purchase its 10.500% Initial Rate Senior Notes due 2028 (the “2028 Notes”) validly tendered and not validly withdrawn pursuant to the issuer’s concurrent cash tender offer for any and all 2028 Notes (the “Tender Offer”), (ii) redeem or discharge all of the 2028 Notes not purchased in the Tender Offer and (iii) redeem in full its 7.875% Senior Notes due 2025 (together with the 2028 Notes, the “Existing Notes”).

The notes and related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities, in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release is not a notice of redemption with respect to the issuer’s Existing Notes.

Forward-Looking Statements

This press release includes forward-looking statements, including statements about the proposed offering, including the anticipated use of proceeds therefrom, that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:

Kim Tobler, 949-425-5211

Kim.Tobler@fivepoint.com

or

Media:

Eric Morgan, 949-349-1088

Eric.Morgan@fivepoint.com

Source: Five Point Holdings, LLC

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